Exhibit 99.1

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Kenneth Julian 717.730.3683 kjulian@harsco.com

FOR IMMEDIATE RELEASE

HARSCO CORPORATION REPORTS FOURTH QUARTER AND FULL-YEAR 2016 RESULTS

•	Q4 GAAP Operating Income of $24 Million

•	Q4 Adjusted Operating Income of $28 Million Within Guidance Range; Strong Performance in Metals & Minerals and Lower Corporate Spending Supported Results Toward High-End of Range

•	Net Cash Provided by Operating Activities Totaled $55 Million in Q4 and $160 Million for 2016

•	Free Cash Flow Totaled $38 Million in Q4 and Reached $100 Million for the Full-Year

•	Net Debt at Year-End Totaled $587 Million, Down More Than $230 Million in 2016; Liquidity Approximated $330 Million at Year-End

•	2017 GAAP and Adjusted Operating Income Expected Between $100 Million and $120 Million; Free Cash Flow Anticipated Within a Range of $60 Million to $80 Million

CAMP HILL, PA (February 24, 2017) . . . Harsco Corporation (NYSE: HSC) today reported fourth quarter and full-year 2016 results. On a U.S. GAAP (“GAAP”) basis, fourth quarter 2016 diluted loss per share from continuing operations was $0.19, which included costs and charges related to the early extinguishment of debt and an adjustment to the forward loss provision related to the Company's railway maintenance contracts with SBB. The forward loss provision of $5 million primarily relates to a refinement of certain cost estimates for the second contract with SBB as conceptual designs were finalized. These costs relate to the life of the contract through 2020. Excluding unusual items, adjusted diluted earnings per share from continuing operations in the fourth quarter of 2016 were $0.16. These figures compare with a GAAP diluted loss per share from continuing operations of $0.08 and adjusted diluted earnings per share from continuing operations of $0.11 in the fourth quarter of 2015.

Operating income from continuing operations for the fourth quarter of 2016 was $24 million. Excluding unusual items, operating income for the fourth quarter of 2016 was $28 million, which was within the guidance range of $20 million to $29 million previously provided by the Company.

“We ended the year with a strong quarter and I am very pleased with our accomplishments during the year,” said President and CEO Nick Grasberger. “2016 proved to be a turning point for Harsco. We exceeded the key financial targets established at the beginning of the year, despite persistent end-market weakness. Much of our success can be attributed to Metals & Minerals, where we completed the major transformation actions contemplated in M&M. Our M&M initiatives led to a meaningful improvement in performance during 2016 and enabled the business to achieve the targeted objectives we established nearly three years ago. Also, our Corporate costs declined significantly compared with 2015, our free cash flow reached a multi-year high and our balance sheet is now the healthiest it has been in years.”

“As we enter 2017, economic conditions are more favorable in most relevant markets, and we currently expect our three businesses to see an improvement in underlying performance over the course of the year. However, our expectations are tempered by the financial impacts of a stronger U.S. dollar and uncertainty regarding the timing and pace of potential improvements in select markets. As a result, our 2017 operating income is anticipated to improve only modestly at the top-end of our guidance range. We will maintain our operational and capital discipline and utilize our free cash flow to further strengthen our financial flexibility. Lastly, we remain optimistic about the earnings and value potential of our businesses and will continue to focus on our strategies to improve returns."

Harsco Corporation—Selected Fourth Quarter Results

($ in millions, except per share amounts)	Q4 2016	Q4 2015
Revenues	$360	$387
Operating income from continuing operations - GAAP	$24	$6
Operating margin from continuing operations - GAAP	6.7%	1.6%
Diluted EPS from continuing operations	$(0.19)	$(0.08)
Unusual items per diluted share	$0.34	$0.19
Adjusted operating income - excluding unusual items	$28	$26
Adjusted operating margin - excluding unusual items	7.8%	6.6%
Adjusted diluted EPS from continuing operations - excluding unusual items (1)	$0.16	$0.11
Return on invested capital (TTM) - excluding unusual items	6.9%	6.3%
(1) Q4 2016 does not total due to rounding

Consolidated Fourth Quarter Operating Results

Total revenues were $360 million, with the decrease attributable to lower revenues in the Company’s Industrial and Metals & Minerals segments, as expected. Foreign currency translation negatively impacted fourth quarter 2016 revenues by approximately $10 million.

GAAP operating income from continuing operations for the fourth quarter of 2016 was $24 million, while operating income from continuing operations excluding unusual items was $28 million in the fourth quarter of 2016. These figures compare with GAAP operating income of $6 million and adjusted operating income of $26 million in the same quarter last year. Adjusted operating income in Metals & Minerals improved in comparison with the prior-year quarter. Adjusted operating income in the Rail segment was similar to the prior-year quarter, while operating income declined in the Industrial segment. Meanwhile, Corporate costs declined versus the prior-year period. Lastly, adjusted operating margin increased 120 basis points versus the adjusted operating margin in fourth quarter of 2015.

Harsco Corporation - Selected 2016 Results

($ in millions, except per share amounts)	2016	2015
Revenues	$1,451	$1,723
Operating income/(loss) from continuing operations - GAAP	$63	$89
Operating margin from continuing operations - GAAP	4.4%	5.1%
Diluted EPS from continuing operations	$(1.07)	$0.09
Unusual items per diluted share	$1.55	$0.46
Adjusted operating income - excluding unusual items	$116	$135
Adjusted operating margin - excluding unusual items	8.0%	7.9%
Adjusted diluted EPS from continuing operations - excluding unusual items (1)	$0.48	$0.56
Return on invested capital (TTM) - excluding unusual items	6.9%	6.3%
(1) 2015 does not total due to rounding

Consolidated 2016 Results

Total revenues were $1.5 billion in 2016, compared with $1.7 billion in 2015, with the decline primarily the result of lower revenues in the Company's Metals & Minerals and Industrial segments. Metals & Minerals' revenues were negatively impacted by site exits and foreign exchange rate changes as well as reduced steel output and commodities pricing, while revenues in the Industrial segment decreased due to lower customer demand for both heat exchangers and industrial grating. Foreign currency translation negatively impacted revenues by $51 million in 2016.

GAAP operating income from continuing operations was $63 million in 2016, while operating income from continuing operations excluding unusual items in 2016 was $116 million. These figures compare with GAAP operating income of $89 million and adjusted operating income of $135 million in 2015. During the year, adjusted operating income in Metals & Minerals improved mainly as a result of workforce reductions, a better mix of contracts and operating cost improvements. Meanwhile, operating income in Industrial decreased compared with 2015 due lower customer demand for heat exchangers and industrial grating, while adjusted operating income in Rail also declined, partially given that the segment's 2015 operating income benefited from a foreign exchange gain on cash advances of $11 million. Lastly, Corporate costs decreased significantly versus 2015.

On a GAAP basis, diluted loss per share from continuing operations in 2016 was $1.07, which included a site exit charge, Metals & Minerals Separation costs, debt refinancing costs and charges, a loss related to the selling of the Company's remaining interest in Brand Energy, and a forward loss provision related to the Company's railway maintenance equipment contracts with SBB. Excluding unusual items, adjusted diluted earnings per share from continuing operations were $0.48 in 2016. These figures compare with GAAP diluted earnings per share from continuing operations of $0.09 and adjusted diluted earnings per share from continuing operations of $0.56 in 2015.

Fourth Quarter Business Review

Metals & Minerals

($ in millions)	Q4 2016	Q4 2015	%Change
Revenues	$235	$243	(4)%
Operating income - GAAP	$20	$—	nmf
Operating margin - GAAP	8.4%	0.2%
Adjusted operating income - excluding unusual items	$19	$12	59%
Adjusted operating margin - excluding unusual items	7.9%	4.8%
Customer liquid steel tons (millions)	34.5	33.5	3%
nmf=not meaningful

Revenues decreased 4 percent to $235 million, as the impacts from exiting certain contracts and foreign exchange translation offset higher steel output and service levels as well as increased nickel-related sales. GAAP operating income totaled $20 million in comparison with GAAP operating income of less than $1 million in the prior-year quarter. The recently completed quarter included a site exit adjustment while the prior-year quarter included Project Orion Phase 3 implementation costs and underperforming site exit charges. Meanwhile, adjusted operating income increased 59 percent to $19 million mainly as a result of workforce reductions and operating cost improvements as well as increased steel production and nickel-related profits. As a result, the segment's adjusted operating margin improved by 310 basis points to 7.9 percent versus last year’s fourth quarter.

Industrial

($ in millions)	Q4 2016	Q4 2015	%Change
Revenues	$56	$75	(26)%
Operating income - GAAP	$3	$12	(73)%
Operating margin - GAAP	5.5%	15.4%

Revenues declined 26 percent to $56 million, principally due to lower demand for industrial grating as well as heat exchangers from U.S. energy customers. Operating income also declined due to these factors as well as product sales mix. As a result, the segment’s operating margin decreased to 5.5 percent compared with 15.4 percent in the comparable quarter last year.

Rail

($ in millions)	Q4 2016	Q4 2015	%Change
Revenues	$70	$69	1%
Operating income - GAAP	$5	$10	(51)%
Operating margin - GAAP	7.1%	14.6%
Adjusted operating income - excluding unusual items (1)	$10	$10	nmf
Adjusted operating margin - excluding unusual items (1)	14.2%	14.6%
nmf=not meaningful
(1) no unusual items in Q4 2015

Revenues increased 1 percent to $70 million as an increase in after-market parts sales was offset by lower contract services. GAAP operating income totaled $5 million including the SBB forward loss provision. Excluding this item, adjusted operating income totaled $10 million and the adjusted operating margin was 14.2 percent, both of which are consistent with the prior-year period as a result of the above trends.

Cash Flow

Net cash provided by operating activities totaled $55 million in the fourth quarter of 2016, compared with $32 million in the prior-year period. For the full-year, net cash provided by operating activities was $160 million, compared with $122 million in 2015.

Free cash flow was $38 million in the fourth quarter of 2016, compared with $6 million in the prior-year period. For the full-year, free cash flow was $100 million, compared with $24 million in 2015. The cash flow improvement for the fourth quarter and full-year resulted from increased net cash provided by operating activities, as detailed above, and reduced capital expenditures.

Financial Position

At the end of the fourth quarter, the Company maintained net debt of approximately $587 million, a modest decrease from the third quarter of 2016. Meanwhile, the Company's Credit Agreement net debt to adjusted EBITDA ratio was 2.3x, as compared with a maximum leverage covenant of 4.0x under the Company's Credit Agreement. The Company's borrowing capacity and available cash totaled approximately $330 million at the end of the year.

2017 Outlook

The Company’s 2017 Guidance reflects an overall mixed outlook across its services and products portfolio combined with the expected financial impacts from a stronger U.S. dollar against various currencies. For Metals & Minerals, adjusted operating income is anticipated to be comparable with 2016 as operational savings, new sites and a modest increase in customer steel output and commodity prices are expected to be offset by foreign exchange impacts, services mix and lower nickel and Applied Products volumes. Meanwhile, Industrial earnings are projected to slightly increase as improved demand for heat exchangers and commercial boilers are expected to offset a less favorable product mix and lower industrial grating demand, and in Rail, adjusted earnings are also expected to modestly increase as higher contributions from after-market parts, Intelligent Solutions offerings, and international equipment sales are only partially offset by weaker North American market demand and lower contract services contributions. Both Industrial and Rail enter 2017 with modest backlogs and performance in each segment is projected to improve as relevant markets strengthen during the year. Lastly, Corporate spending is projected to increase compared with 2016 as a result of pension and various investments. Key highlights in the Outlook are included below.

Full Year 2017

•
GAAP and adjusted operating income for the full year is expected to range from $100 million to $120 million; this compares with GAAP operating income of $63 million and adjusted operating income of $116 million in 2016.

•
Free cash flow is expected in the range of $60 million to $80 million, including net capital expenditures of between $80 million and $90 million; compared with free cash flow of $100 million and net capital expenditures of $60 million in 2016.

•	Net interest expense is forecasted to range from $45 million to $47 million.

•	Effective tax rate is expected to range from 39 percent to 41 percent.

•
GAAP and adjusted earnings per share for the full year are currently expected in the range of $0.32 to $0.50; this compares with GAAP loss per share of $1.07 and adjusted earnings per share of $0.48 per share in 2016.

•	Adjusted return on invested capital is expected to range from 8.0 percent to 9.0 percent; compared with 6.9 percent in 2016.

Q1 2017

•	Adjusted operating income of $15 million to $20 million; compared with $18 million in the prior-year quarter.

•	Adjusted (loss) earnings per share of $(0.01) to $0.04; compared with $0.03 in the prior-year quarter.

Conference Call

The Company will hold a conference call today at 9:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. The conference call will be broadcast live through the Harsco Corporation website at www.harsco.com. The Company will refer to a slide presentation that accompanies its formal remarks. The slide presentation will be available on the Company’s website.

The call can also be accessed by telephone by dialing (800) 611-4920, or (973) 200-3957 for international callers. Enter Conference ID number 51879990. Listeners are advised to dial in at least five minutes prior to the call.

Replays will be available via the Harsco website and also by telephone through March 10, 2017 by dialing (800) 585-8367, (855) 859-2056 or (404) 537-3406.

Forward-Looking Statements

The nature of the Company's business and the many countries in which it operates subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities

Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including general economic conditions; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the integration of the Company's strategic acquisitions; (13) the amount and timing of repurchases of the Company's common stock, if any; (14) the prolonged recovery in global financial and credit markets and economic conditions generally, which could result in the Company's customers curtailing development projects, construction, production and capital expenditures, which, in turn, could reduce the demand for the Company's products and services and, accordingly, the Company's revenues, margins and profitability; (15) the outcome of any disputes with customers, contractors and subcontractors; (16) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; (17) the Company's ability to successfully implement and receive the expected benefits of cost-reduction and restructuring initiatives, including the achievement of expected cost savings in the expected time frame; (18) implementation of environmental remediation matters; (19) risk and uncertainty associated with intangible assets; (20) the impact of a transaction, if any, resulting from the Company's determination to explore strategic options for the separation of the Harsco Metals & Minerals Segment; and (21) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2015 and Part II, Item 1A, Risk Factors of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2016. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

About Harsco

Harsco Corporation serves key industries that are fundamental to worldwide economic development, including steel and metals production, railways and energy. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

# # #

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31			December 31
(In thousands, except per share amounts)	2016		2015	2016		2015
Revenues from continuing operations:
Service revenues	$224,952		$240,625	$939,129		$1,092,725
Product revenues	135,270		146,807	512,094		630,367
Total revenues	360,222		387,432	1,451,223		1,723,092
Costs and expenses from continuing operations:
Cost of services sold	184,983		195,708	759,120		909,995
Cost of products sold	99,212		102,541	411,343		446,366
Selling, general and administrative expenses	49,838		55,221	200,391		242,112
Research and development expenses	1,532		1,020	4,280		4,510
Loss on disposal of the Harsco Infrastructure Segment	—		—	—		1,000
Other expenses	509		26,744	12,620		30,573
Total costs and expenses	336,074		381,234	1,387,754		1,634,556
Operating income from continuing operations	24,148		6,198	63,469		88,536
Interest income	715		623	2,475		1,574
Interest expense	(11,660)		(11,992)	(51,584)		(46,804)
Loss on early extinguishment of debt	(35,337)		—	(35,337)		—
Change in fair value to unit adjustment liability and loss on dilution and sale of equity method investment	—		(1,999)	(58,494)		(8,491)
Income (loss) from continuing operations before income taxes and equity income	(22,134)		(7,170)	(79,471)		34,815
Income tax benefit (expense)	8,276		(733)	(6,637)		(27,678)
Equity in income of unconsolidated entities, net	—		571	5,686		175
Income (loss) from continuing operations	(13,858)		(7,332)	(80,422)		7,312
Discontinued operations:
Income (loss) on disposal of discontinued business	(727)		(704)	1,061		(1,553)
Income tax benefit (expense) related to discontinued business	269		260	(392)		573
Income (loss) from discontinued operations	(458)		(444)	669		(980)
Net income (loss)	(14,316)		(7,776)	(79,753)		6,332
Less: Net (income) loss attributable to noncontrolling interests	(1,322)		781	(5,914)		(144)
Net income (loss) attributable to Harsco Corporation	$(15,638)		$(6,995)	$(85,667)		$6,188
Amounts attributable to Harsco Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$(15,180)		$(6,551)	$(86,336)		$7,168
Income (loss) from discontinued operations, net of tax	(458)		(444)	669		(980)
Net income (loss) attributable to Harsco Corporation common stockholders	$(15,638)		$(6,995)	$(85,667)		$6,188

Weighted-average shares of common stock outstanding	80,379		80,238	80,333		80,234
Basic earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$(0.19)		$(0.08)	$(1.07)		$0.09
Discontinued operations	(0.01)		(0.01)	0.01		(0.01)
Basic earnings (loss) per share attributable to Harsco Corporation common stockholders	$(0.19)	(a)	$(0.09)	$(1.07)	(a)	$0.08

Diluted weighted-average shares of common stock outstanding	80,379		80,238	80,333		80,365
Diluted earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$(0.19)		$(0.08)	$(1.07)		$0.09
Discontinued operations	(0.01)		(0.01)	0.01		(0.01)
Diluted earnings (loss) per share attributable to Harsco Corporation common stockholders	$(0.19)	(a)	$(0.09)	$(1.07)	(a)	$0.08
(a) Does not total due to rounding.

HARSCO CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)	December 31 2016	December 31 2015
ASSETS
Current assets:
Cash and cash equivalents	$71,879	$79,756
Trade accounts receivable, net	236,554	254,877
Other receivables	21,053	30,395
Inventories	187,681	216,967
Other current assets	60,523	82,527
Total current assets	577,690	664,522
Investments	1,944	252,609
Property, plant and equipment, net	490,255	564,035
Goodwill	382,251	400,367
Intangible assets, net	41,567	53,043
Other assets	87,679	126,621
Total assets	$1,581,386	$2,061,197
LIABILITIES
Current liabilities:
Short-term borrowings	$4,259	$30,229
Current maturities of long-term debt	25,574	25,084
Accounts payable	107,954	136,018
Accrued compensation	46,658	38,899
Income taxes payable	4,301	4,408
Dividends payable	—	4,105
Insurance liabilities	11,850	11,420
Advances on contracts and other customer advances	117,329	107,250
Due to unconsolidated affiliate	—	7,733
Unit adjustment liability	—	22,320
Other current liabilities	110,029	118,657
Total current liabilities	427,954	506,123
Long-term debt	629,239	845,621
Deferred income taxes	2,621	12,095
Insurance liabilities	25,265	30,400
Retirement plan liabilities	319,597	241,972
Due to unconsolidated affiliate	—	13,674
Unit adjustment liability	—	57,614
Other liabilities	39,147	42,895
Total liabilities	1,443,823	1,750,394
HARSCO CORPORATION STOCKHOLDERS' EQUITY
Common stock	140,625	140,503
Additional paid-in capital	172,101	170,699
Accumulated other comprehensive loss	(606,722)	(515,688)
Retained earnings	1,150,688	1,236,355
Treasury stock	(760,391)	(760,299)
Total Harsco Corporation stockholders’ equity	96,301	271,570
Noncontrolling interests	41,262	39,233
Total equity	137,563	310,803
Total liabilities and equity	$1,581,386	$2,061,197

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
(In thousands)	2016	2015	2016	2015
Cash flows from operating activities:
Net income (loss)	$(14,316)	$(7,776)	$(79,753)	$6,332
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	30,799	34,309	129,083	144,652
Amortization	2,400	2,820	12,403	11,823
Change in fair value to the unit adjustment liability and loss on dilution and sale of equity method investment	—	1,999	58,494	8,491
Contract estimated forward loss provision for Harsco Rail Segment	5,000	—	45,050	—
Loss on early extinguishment of debt	35,337	—	35,337	—
Deferred income tax expense (benefit)	(5,639)	(4,824)	(7,654)	5,174
Equity in income of unconsolidated entities, net	—	(571)	(5,686)	(175)
Dividends from unconsolidated entities	—	28	16	28
Other, net	5,761	5,916	2,085	(6,429)
Changes in assets and liabilities:
Accounts receivable	11,986	32,489	16,041	41,650
Inventories	11,982	(8,334)	(12,313)	(44,806)
Accounts payable	(9,454)	2,945	(20,285)	(401)
Accrued interest payable	(9,442)	(10,411)	(3,197)	(2,753)
Accrued compensation	4,384	(6,679)	8,865	(10,319)
Advances on contracts and other customer advances	(867)	(8,343)	14,485	(795)
Retirement plan liabilities, net	(3,269)	(3,478)	(20,420)	(24,593)
Harsco 2011/2012 Restructuring Program accrual	—	(93)	—	(398)
Other assets and liabilities	(9,632)	2,408	(12,766)	(5,974)
Net cash provided by operating activities	55,030	32,405	159,785	121,507
Cash flows from investing activities:
Purchases of property, plant and equipment	(19,394)	(31,969)	(69,340)	(123,552)
Proceeds from sales of assets	2,127	5,189	9,305	25,966
Purchases of businesses, net of cash acquired	—	(83)	(26)	(7,788)
Proceeds from sale of equity investment	—	—	165,640	—
Payment of unit adjustment liability	—	(5,580)	—	(22,320)
Other investing activities, net	10,250	5,296	17,308	(2,679)
Net cash provided (used) by investing activities	(7,017)	(27,147)	122,887	(130,373)
Cash flows from financing activities:
Short-term borrowings, net	(823)	17,664	(2,350)	18,875
Current maturities and long-term debt:
Additions	669,892	335,003	720,727	427,996
Reductions	(703,799)	(297,854)	(979,567)	(399,533)
Cash dividends paid on common stock	—	(16,419)	(4,105)	(65,730)
Dividends paid to noncontrolling interests	—	(2,939)	(1,702)	(4,498)
Purchase of noncontrolling interests	—	—	(4,731)	(395)
Common stock acquired for treasury	—	—	—	(12,143)
Proceeds from cross-currency interest rate swap termination	—	—	16,625	75,057
Deferred pension underfunding payment to unconsolidated affiliate	—	(7,688)	(20,640)	(7,688)
Deferred financing costs	(15,584)	(6,880)	(16,530)	(9,487)
Net cash provided (used) by financing activities	(50,314)	20,887	(292,273)	22,454
Effect of exchange rate changes on cash	(5,731)	(4,383)	1,724	3,325
Net increase (decrease) in cash and cash equivalents	(8,032)	21,762	(7,877)	16,913
Cash and cash equivalents at beginning of period	79,911	57,994	79,756	62,843
Cash and cash equivalents at end of period	$71,879	$79,756	$71,879	$79,756

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended		Three Months Ended
	December 31, 2016		December 31, 2015
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Metals & Minerals	$234,617	$19,700	$243,261	$438
Harsco Industrial	55,981	3,099	75,373	11,640
Harsco Rail	69,590	4,916	68,798	10,077
General Corporate	34	(3,567)	—	(15,957)
Consolidated Totals	$360,222	$24,148	$387,432	$6,198

	Twelve Months Ended		Twelve Months Ended
	December 31, 2016		December 31, 2015
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Metals & Minerals	$965,540	$81,634	$1,106,162	$26,289
Harsco Industrial	247,542	23,182	357,256	57,020
Harsco Rail	238,107	(17,527)	259,674	50,896
General Corporate	34	(23,820)	—	(45,669)
Consolidated Totals	$1,451,223	$63,469	$1,723,092	$88,536

HARSCO CORPORATION RECONCILIATION OF NET DEBT TO TOTAL DEBT AS REPORTED(Unaudited)
(In thousands)	December 31 2016	December 31 2015
Short-term borrowings	$4,259	$30,229
Current maturities of long-term debt	25,574	25,084
Long-term debt	629,239	845,621
Total debt	659,072	900,934
Less: Cash and cash equivalents	(71,879)	(79,756)
Net debt	587,193	821,178

The Company believes that the presentation of Net debt provides useful information to investors because management reviews Net debt as part of the management of the Company's overall liquidity, financial flexibility, capital structure and leverage. Furthermore, certain debt rating agencies, creditors and credit analysts monitor the Company's Net debt as part of their assessments of the Company's business.

HARSCO CORPORATION
RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS EXCLUDING UNUSUAL ITEMS TO DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31			December 31
	2016		2015	2016	2015
Diluted earnings (loss) per share from continuing operations as reported	$(0.19)		$(0.08)	$(1.07)	$0.09
Net loss on dilution and sale of equity investment (a)	—		—	0.66	—
Harsco Rail Segment forward contract loss provision (b)	0.06		—	0.56	—
Loss on early extinguishment of debt (c)	0.43		—	0.44	—
Harsco Metals & Minerals Segment site exit and underperforming contract charges, net (d)	—		0.08	0.06	0.06
Harsco Metals & Minerals Segment separation costs (e)	—		0.10	0.04	0.12
Expense of deferred financing costs (f)	—		—	0.01	—
Harsco Metals & Minerals Segment cumulative translation adjustment liquidation (g)	(0.01)		—	(0.01)	—
Harsco Metals & Minerals Segment contract termination charges (h)	—		—	—	0.17
Harsco Metals & Minerals Segment salt cake processing and disposal charges (i)	—		—	—	0.06
Harsco Metals & Minerals Segment Project Orion charges (j)	—		0.06	—	0.06
Harsco Metals & Minerals Segment subcontractor settlement charge (k)	—		—	—	0.05
Harsco Metals & Minerals Segment multi-employer pension plan charge (l)	—		—	—	0.01
Harsco Infrastructure Segment loss on disposal (m)	—		—	—	0.01
Taxes on above unusual items (n)	(0.14)		(0.05)	(0.21)	(0.08)
Adjusted diluted earnings per share from continuing operations excluding unusual items	$0.16	(o)	$0.11	$0.48	$0.56	(o)

(a)	Loss on the dilution and sale of the Company's investment in Brand Energy & Infrastructure Services recorded at Corporate (Full year 2016 $53.8 million pre-tax).

(b)	Harsco Rail Segment forward contract loss provision related the Company's contracts with the federal railway system of Switzerland (Q4 2016 $5.0 million pre-tax; Full year 2016 $45.1 million pre-tax).

(c)	Loss on early extinguishment of debt recorded at Corporate (Q4 and Full year 2016 $35.3 million pre-tax).

(d)
Harsco Metals & Minerals Segment charges primarily attributable to site exit and underperforming contract costs (Full year 2016 $5.1 million pre-tax; Q4 2015 $6.4 million pre-tax; Full year 2015 $5.0 million pre-tax).

(e)	Costs associated with Harsco Metals & Minerals Segment separation recorded at Corporate (Full year 2016 $3.3 million pre-tax; Q4 2015 $8.2 million pre-tax; Full year $9.9 million pre-tax).

(f)	Expense of deferred financing costs associated with the Company's repayment of approximately $85 million on its Term Loan Facility recorded at Corporate (Full year 2016 $1.1 million pre-tax).

(g)	Harsco Metals & Minerals Segment gain related to the liquidation of cumulated translation adjustment related to an exited country (Q4 and Full year 2016 $1.2 million pre-tax).

(h)	Harsco Metals & Minerals Segment charges related to a contract terminations (Q4 2015 $0.3 pre-tax income; Full Year 2015 $13.5 million pre-tax loss).

(i)
Harsco Metals & Minerals Segment charges incurred in connection with the processing and disposal of salt cakes (Full year 2015 $7.0 million pre-tax). The Company's Bahrain operations are operated under a strategic venture for which its strategic venture partner has a 35% minority interest. Accordingly, the net impact of the charge to the Company's Net income (loss) attributable to Harsco Corporation was $4.6 million.

(j)	Harsco Metals & Minerals Segment Project Orion restructuring charges (Q4 and Full year 2015 $5.1 million pre-tax).

(k)	Harsco Metals & Minerals Segment charges related to a settlement with a subcontractor (Full year 2015 $4.2 million pre-tax).

(l)	Harsco Metals & Minerals Segment charges related to a multi-employer pension plan (Full year 2015 $1.1 million pre-tax).

(m)	Loss resulting from the Harsco Infrastructure Transaction, which was consummated in the fourth quarter of 2013 (Full year 2015 $1.0 million pre-tax).

(n)
Unusual items are tax effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

(o)	Does not total due to rounding.

The Company’s management believes Adjusted diluted earnings per share from continuing operations excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS EXCLUDING UNUSUAL ITEMS TO DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)

Three Months Ended
March 31
2016
Diluted earnings (loss) per share from continuing operations as reported	$(0.13)
Net loss on dilution of equity method investment (a)	0.13
Harsco Metals & Minerals Segment site exit charges (b)	0.06
Harsco Metals & Minerals Segment separation costs (c)	0.04
Taxes on above unusual items (d)	$(0.07)
Adjusted diluted earnings per share from continuing operations excluding unusual items	$0.03

(a)	Loss on the dilution of the Company's investment in Brand recorded at Corporate (Q1 2016 $10.3 million pre-tax).

(b)	Harsco Metals & Minerals Segment charges primarily attributable to site exit costs (Q1 2016 $5.1 million pre-tax).

(c)	Costs associated with Harsco Metals & Minerals Segment separation recorded at Corporate (Q1 2016 $3.3 million pre-tax).

(d)
Unusual items are tax effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

The Company’s management believes Adjusted diluted earnings per share from continuing operations excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT EXCLUDING UNUSUAL ITEMS (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended December 31, 2016:
Adjusted operating income (loss) excluding special items	$18,543	$3,099	$9,916	$(3,567)	$27,991
Revenues as reported	$234,617	$55,981	$69,590	$34	$360,222
Operating margin (%)	7.9%	5.5%	14.2%		7.8%

Three Months Ended December 31, 2015:
Adjusted operating income (loss) excluding unusual items	$11,654	$11,640	$10,077	$(7,788)	$25,583
Revenues as reported	$243,261	$75,373	$68,798	$—	$387,432
Adjusted operating margin (%) excluding unusual items	4.8%	15.4%	14.6%		6.6%

Twelve Months Ended December 31, 2016:
Adjusted operating income (loss) excluding unusual items	$85,577	$23,182	$27,523	$(20,533)	$115,749
Revenues as reported	$965,540	$247,542	$238,107	$34	$1,451,223
Adjusted operating margin (%) excluding unusual items	8.9%	9.4%	11.6%		8.0%

Twelve Months Ended December 31, 2015:
Adjusted operating income (loss) excluding unusual items	$62,162	$57,020	$50,896	$(34,747)	$135,331
Revenues as reported	$1,106,162	$357,256	$259,674	$—	$1,723,092
Adjusted operating margin (%) excluding unusual items	5.6%	16.0%	19.6%		7.9%

The Company’s management believes Adjusted operating margin (%) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) EXCLUDING UNUSUAL ITEMS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended December 31, 2016:
Operating income as reported	$19,700	$3,099	$4,916	$(3,567)	$24,148
Harsco Rail Segment forward contract loss provision	—	—	5,000	—	5,000
Harsco Metals & Minerals Segment cumulative translation adjustment liquidation	(1,157)	—	—	—	(1,157)
Adjusted operating income (loss), excluding unusual items	$18,543	$3,099	$9,916	$(3,567)	$27,991
Revenues as reported	$234,617	$55,981	$69,590	$34	$360,222

Three Months Ended December 31, 2015:
Operating income (loss) as reported	$438	$11,640	$10,077	$(15,957)	$6,198
Harsco Metals & Minerals Segment separation costs	—	—	—	8,169	8,169
Harsco Metals & Minerals Segment site exit and underperforming contract charges, net	6,399	—	—	—	6,399
Harsco Metals & Minerals Segment Project Orion charges	5,070	—	—	—	5,070
Harsco Metals & Minerals Segment contract termination charges	(253)	—	—	—	(253)
Adjusted operating income (loss) excluding unusual items	$11,654	$11,640	$10,077	$(7,788)	$25,583
Revenues as reported	$243,261	$75,373	$68,798	$—	$387,432

The Company’s management believes Adjusted operating income (loss) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) EXCLUDING UNUSUAL ITEMS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Twelve Months Ended December 31, 2016:
Operating income (loss) as reported	$81,634	$23,182	$(17,527)	$(23,820)	$63,469
Harsco Rail Segment forward contract loss provision	—	—	45,050	—	45,050
Harsco Metals & Minerals Segment site exit	5,100	—	—	—	5,100
Harsco Metals & Minerals Segment separation costs	—	—	—	3,287	3,287
Harsco Metals & Minerals Segment cumulative translation adjustment liquidation	(1,157)	—	—	—	(1,157)
Adjusted operating income (loss), excluding unusual items	$85,577	$23,182	$27,523	$(20,533)	$115,749
Revenues as reported	$965,540	$247,542	$238,107	$34	$1,451,223

Twelve Months Ended December 31, 2015:
Operating income (loss) as reported	$26,289	$57,020	$50,896	$(45,669)	$88,536
Harsco Metals & Minerals Segment contract termination charges, net	13,484	—	—	—	13,484
Harsco Metals & Minerals Segment separation costs	—	—	—	9,922	9,922
Harsco Metals & Minerals Segment salt cake processing and disposal charges	7,000	—	—	—	7,000
Harsco Metals & Minerals Segment Project Orion charges	5,070	—	—	—	5,070
Harsco Metals & Minerals Segment site exit and underperforming contract charges	4,977	—	—	—	4,977
Harsco Metals & Minerals Segment subcontractor settlement charge	4,220	—	—	—	4,220
Harsco Metals & Minerals Segment multi-employer pension plan charge	1,122	—	—	—	1,122
Harsco Infrastructure Segment loss on disposal	—	—	—	1,000	1,000
Adjusted operating income (loss) excluding unusual items	$62,162	$57,020	$50,896	$(34,747)	$135,331
Revenues as reported	$1,106,162	$357,256	$259,674	$—	$1,723,092

The Company’s management believes Adjusted operating income (loss) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) EXCLUDING UNUSUAL ITEMS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended March 31, 2016:
Operating income (loss) as reported	$6,941	$6,471	$4,906	$(8,887)	$9,431
Harsco Metals & Minerals Segment site exit charges	5,100	—	—	—	5,100
Harsco Metals & Minerals Segment separation costs	—	—	—	3,287	3,287
Adjusted operating income (loss), excluding unusual items	$12,041	$6,471	$4,906	$(5,600)	$17,818
Revenues as reported	$229,672	$61,869	$61,740	$—	$353,281

The Company’s management believes Adjusted operating income (loss) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
(In thousands)	2016	2015	2016	2015
Net cash provided by operating activities	$55,030	$32,405	$159,785	$121,507
Less capital expenditures	(19,394)	(31,969)	(69,340)	(123,552)
Plus capital expenditures for strategic ventures (a)	58	129	170	439
Plus total proceeds from sales of assets (b)	2,127	5,189	9,305	25,966
Free cash flow	$37,821	$5,754	$99,920	$24,360

(a)	Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s financial statements.

(b)	Asset sales are a normal part of the business model, primarily for the Harsco Metals & Minerals Segment.

The Company's management believes that Free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from (used in) operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Projected Twelve Months Ending December 31
	2017
(In millions)	Low	High
Net cash provided by operating activities	$149	$158
Less capital expenditures	(90)	(80)
Plus total proceeds from asset sales and capital expenditures for strategic ventures	1	2
Free Cash Flow	$60	$80

The Company's management believes that free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF RETURN ON INVESTED CAPITAL EXCLUDING UNUSUAL ITEMS TO NET LOSS FROM CONTINUING OPERATIONS AS REPORTED (a) (Unaudited)
	Year Ended December 31
(In thousands)	2016	2015
Income (loss) from continuing operations	$(80,422)	$7,312
Unusual items:
Net loss on dilution and sale of equity investment	53,822	—
Harsco Rail Segment forward contract loss provision	45,050	—
Loss on early extinguishment of debt	35,337	—
Harsco Metals & Minerals Segment site exit and underperforming contract charges, net	5,100	4,977
Harsco Metals & Minerals Segment separation costs	3,287	9,922
Expense of deferred financing costs	1,125	—
Harsco Metals & Minerals Segment cumulative translation adjustment liquidation	(1,157)	—
Harsco Metals & Minerals Segment contract termination charges	—	13,484
Harsco Metals & Minerals Segment salt cake processing and disposal charges	—	7,000
Harsco Metals & Minerals Segment Project Orion charges	—	5,070
Harsco Metals & Minerals Segment subcontractor settlement charge	—	4,220
Harsco Metals & Minerals Segment multi-employer pension plan charge	—	1,122
Harsco Infrastructure Segment loss on disposal	—	1,000
Taxes on above unusual items (b)	(17,335)	(6,198)
Net income from continuing operations, as adjusted	44,807	47,909
After-tax interest expense (c)	31,790	29,486

Net operating profit after tax as adjusted	$76,597	$77,395

Average equity	$290,995	$308,182
Plus average debt	821,559	910,955
Average capital	$1,112,554	$1,219,137

Return on invested capital excluding unusual items	6.9%	6.3%

(a)
Return on invested capital excluding unusual items is net income (loss) from continuing operations excluding unusual items, and after-tax interest expense, divided by average capital for the year. The Company uses a trailing twelve month average for computing average capital.

(b)
Unusual items are tax effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

(c)	The Company’s effective tax rate approximated 37% on an adjusted basis for both periods for interest expense.

The Company’s management believes Return on invested capital excluding unusual items, which is a non-U.S. GAAP financial measure, is meaningful in evaluating the efficiency and effectiveness of the capital invested in the Company’s business. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, net income or other information provided in accordance with U.S. GAAP.